Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this "Agreement") is made and entered into on November 7, 2008, by and among Silver Reserve Corp., a Delaware corporation, as buyer (the "Company"); Infrastructure Materials Corp. US a Nevada corporation ( “Infrastructure” ); and Todd Montgomery, the sole Shareholder of Infrastructure (the "Shareholder").

RECITALS:

A. As of Closing the Shareholder will own of record and beneficially all of the issued and outstanding shares of capital stock of Infrastructure (the "Infrastructure Shares").

B. The Shareholder desires to sell to the Company, and the Company desires to purchase from the Shareholder, the Infrastructure Shares, on the terms and subject to the conditions of this Agreement.

C. As of the Closing Infrastructure will own or have the exclusive right to explore the mineral claims as more particularly described in SCHEDULES A of this Agreement (collectively referred to herein as the “Properties”).

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows.

1.	THE EXCHANGE.

1.1 Sale and Purchase of the Infrastructure Shares. On the terms and subject to conditions of this Agreement, at the Closing (as defined below), the Shareholder shall sell, transfer, assign, convey and deliver to the Company, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws or as expressly agreed to herein by the Company), and the Company shall purchase, accept and acquire all of the Infrastructure Shares from the Shareholder, such purchase and sale being herein sometimes referred to as the "Exchange." At Closing, the Company shall receive good and merchantable title to the Infrastructure Shares.

1.2 Issuance of Exchange Shares. In full payment for the Infrastructure Shares, the Company shall issue and deliver to the Shareholder, $198,512.00 (the Purchase Price) subject to adjustments representing all of the costs incurred by the Shareholder in accruing properties and incorporating Infrastructure to be payable with 397,024 common shares of the Company (the "Exchange Shares") at $0.50 per share. The Exchange Shares, will, when issued, be validly issued, fully paid, and nonassessable; and the sale, issuance and delivery of the Exchange Shares on the terms herein contemplated will be authorized by all requisite corporate action of the Company; and the Exchange Shares will not be subject to any preemptive rights, options or similar rights on the part of any Shareholder or creditor of the Company or any other person. The Exchange Shares will be issued at Closing (as defined below) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act. Upon issuance, the Exchange Shares will be considered “restricted” shares and may not be transferred or re-sold unless an exemption for such transfer is available or the re-sale is covered by a registration statement filed under the Securities Act.

1.3 Restrictive Legend on Shares. When issued the certificates evidencing the Exchange Shares will bear a restrictive legend substantially in the following form:

"The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act."

1.4 Closing. Subject to the conditions precedent set forth herein, the Closing of all transactions herein contemplated (the "Closing") shall take place the execution of this Agreement by all of the parties. This Agreement shall be effective and binding when signed by all parties.

1.5 Appointment of Officers and Directors. At Closing, Mason Douglas shall be appointed as a director and secretary of Infrastructure and Todd Montgomery shall remain as a director and President

1.6 Further Assurances. Infrastructure and the Shareholder agree to execute all documents and instruments and to take or to cause to be taken all actions which the Company deems necessary or appropriate to complete the transactions contemplated by this Agreement, whether before or after the Closing.

1.7 Public Filing. Upon execution and or Closing of this Agreement, the Company shall prepare and file such documents as are necessary to comply with all applicable U.S. Securities Laws and regulations, including a report on Form 8-K. The parties agree to cooperate in the preparation of such filings.

2.	OTHER AGREEMENTS OF THE PARTIES.

2.1 Infrastructure to Provide Financial Records. Infrastructure at Closing shall provide financial records, including receipts for incorporation costs and all other expenditures incurred since the date of inception (collectively referred to herein as “Financial Data”).

3.	REPRESENTATIONS AND WARRANTIES OF INFRASTRUCTURE AND SHAREHOLDER.

Infrastructure and the Shareholder hereby represent and warrant to the Company that the following are true and correct as of the Closing:

3.1 Organization and Standing. Infrastructure and is and on the Closing will be duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to carry on the business in which it is engaged, to hold mineral claims on mineral rights and other assets it may own, and are duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of their business makes such qualification necessary.

3.2 Capitalization. Other than the Infrastructure Shares to be conveyed to the Company pursuant to this Agreement, no other shares of capital stock have been issued. All of the issued and outstanding share of capital stock of Infrastructure have been duly authorized, validly issued, and are fully paid and non assessable. Infrastructure does not have outstanding any option, warrant or similar instrument that entitles its holder to acquire shares and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Infrastructure is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of Infrastructure of any type or class.

3.3 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting Infrastructure or any of its properties or assets in any court or by or before any governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to Infrastructure, would materially affect its business, prospects, Properties or financial condition or Infrastructure's right to conduct its mineral exploration business as being conducted or expected to be conducted. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which Infrastructure is a party or by which it is bound or affected.

3.4 Estoppel. All statements made in this Agreement, or in any Schedule hereto, or in any document or certificate executed and delivered herewith, by Infrastructure are true, correct and complete as of the date of this Agreement and will be so as of the Closing. All statements contained in any certificate made by any official of Infrastructure and delivered to the Company shall be deemed representations and warranties of Infrastructure and the Shareholder.

3.5 Compliance with Laws and Permits. To the best of its knowledge, Infrastructure has complied in all material respects with its organizational documents, including its articles of incorporation and bylaws (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of any local or county governments or any department, agency or other instrumentality thereof, domestic (United States), applicable to its business or Properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. To the best of its knowledge, Infrastructure has, except as noted herein or in the Schedule hereto, obtained all licenses and permits necessary to explore its Properties and carry out its operations, is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened.

3.6 No Undisclosed Material Liabilities. Infrastructure has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise) affecting or related to the Properties, including liabilities as mortgagor, guarantor or surety or otherwise for debts or the obligations of others and tax liabilities due or to become due. There is no basis for any material claim against Infrastructure's Properties or assets. Infrastructure has no creditors or agreement with another third party whose prior consent might be required by law to the sale of the Properties.

3.7 Material Transactions and Adverse Changes. Except as has been disclosed in writing to the Company , Infrastructure has not, and as of the Closing will not have: (i) suffered any material adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to the Properties or business of Infrastructure; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action prohibited by this Agreement.

3.8 Taxes. All taxes applicable to Infrastructure, its Properties or other assets and/or to the Infrastructure Shares (including the transfer of such Infrastructure Shares), including any income, excise, unemployment, occupational, franchise, ad valorem and other taxes, duties, assessments or charges levied, assessed or imposed upon Infrastructure by the Government or subdivision or instrumentality thereof have been duly paid (or will be paid as of the Closing) or adequately disclosed to the Company and provided for, and all required tax returns or reports concerning any such items have been duly filed. Infrastructure has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability.

3.9 Indebtedness to and from Affiliates. Infrastructure is not indebted to any officer, director, employee or Shareholder thereof, or any affiliate of such persons, as of the date of this Agreement, and no money or property is owed to Infrastructure by any officer, director, employee or Shareholder thereof or any affiliate of such persons, and none will be owed as of the Closing.

3.10 Documents Genuine. All originals and/or copies of Infrastructure organizational documents, including articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents of directors and Shareholder in lieu of meetings of directors and/or Shareholder of Infrastructure, Financial Data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

3.11 Employees and Salaries. Infrastructure will have no employees at the Closing.

3.12 Authorization and Validity. The execution, delivery and performance by Infrastructure of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Infrastructure and all necessary approvals of the Shareholder of Infrastructure will have been obtained by the Closing. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by Infrastructure and constitutes and will constitute legal, valid and binding obligations of Infrastructure, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

3.13 Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Shareholder to consummate the Exchange. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of any law or regulation and no prior approval is necessary by or under, Infrastructure’s articles of incorporation, bylaws or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which Infrastructure is a party.

3.14 Property. Attached to this Agreement or will be at the Closing SCHEDULE A with descriptions of all mineral claims owned or which Infrastructure has the exclusive right to explore and which are included within the definition of “Properties” as that term is used in this Agreement. Infrastructure represents and warrants that at the Closing they will have registered rights to those mineral claims, free of all regulatory, liens or encumbrances and will have such registered rights at Closing. Infrastructure will provide at the Closing, proof of clear title or right to the mineral claims and leases included in the SCHEDULE A.

3.15 Restrictive Covenants. Prior to the consummation of the Exchange, Infrastructure shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, Infrastructure will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business, (v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or (vii) mortgage, pledge, or subject to encumbrance any of its assets or Properties or sell or transfer any of its assets or Properties.

3.16 Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedule hereto, the Company has made no other representation or warranty to Infrastructure or the Shareholder in connection with the Exchange. Infrastructure's and the Shareholder’s decision to enter into the Exchange is based upon their own independent judgment and investigation and not on any representations or warranties of the Company, other than those expressly stated in this Agreement and in the Schedule hereto.

3.17 Environmental Matters. Infrastructure, or the Shareholder or any predecessor entity controlled by the Shareholder and or associates of the Shareholder:

(a) has not (A) generated, used, transported, treated, stored, released or disposed of any hazardous substance in violation of any applicable laws; or (B) engaged in any generation, use, transportation, treatment, storage, release or disposal of any hazardous substance in connection with the conduct of its business or the use of any property or facility which has created or might reasonably be expected to create any liability under any applicable laws or which would require reporting to or notification of any governmental entity and will not have at the Closing.

(b) has not (A) received notice that they are potentially responsible parties for an environmental cleanup site or for corrective action under any applicable law; (B) submitted or been required to submit any environmental notice pursuant to any applicable law; (C) received any written request for information in connection with any environmental cleanup site; or (D) been required to undertake any prospective or remedial action or clean-up action of any kind at the request of any governmental entity, or at the request of any other person, relating to any applicable environmental law and will not have at the Closing.

(c) has conducted all of its operations and exploration activities in material compliance with all applicable environmental laws.

Infrastructure and the Shareholder are not aware of any environmental claim, investigation or violation that would affect the ability of Infrastructure. to explore the Properties.

4.    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to the Company that the following are true and correct as of the date hereof and will be true and correct through the Closing as if made on that date:

4.1 Ownership of the Infrastructure Shares. The Shareholder owns, of record and beneficially, the number of Infrastructure Shares set out herein; the Shareholder’s shares are free and clear of all liens, claims, rights or other encumbrances whatsoever and of all options and similar rights of third persons; and no person has or will have any right in and to such share except as is created by force of any applicable law. No third party has or at Closing will have any right of first refusal, pre-emptive right, option or similar right to acquire the Infrastructure Shares of the Shareholder prior to the Closing.

4.2 Full right and Legal Capacity. The Shareholder has the full right, power and legal capacity to enter into this Agreement and sell and deliver the Infrastructure Shares to the Company.

4.3 Solvency. The Shareholder represent and warrant that he is not now insolvent and will not be insolvent after selling and delivering the Infrastructure Shares to the Company on the terms of this Agreement, and in exchange for the Infrastructure Shares being sold hereby the Shareholder is receiving new consideration at least equal to the full and fair value of the Infrastructure Shares being sold.

4.4 Acknowledgements Regarding the Company and the Exchange Shares.

(a) Infrastructure and the Shareholder understand and acknowledge that the Company is a publicly reporting company with no current revenues. The Shareholder recognizes that the Exchange Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally on its ability to raise sufficient capital to carry out exploration on the Properties.

(b) The Shareholder acknowledges and agrees that he has been furnished with or has access to the Company’s latest regulatory filings (for information purposes only) setting out its business, assets, financial condition and plan of operation. The Shareholder further represent that he has full knowledge of the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Exchange Shares. The Shareholder acknowledges that he has full access to all of the affairs of the Company as a result of his position as Chief Executive Officer of the Company.

(c) In connection with the issuance and delivery of the Exchange Shares, the Shareholder understand and acknowledge that the Exchange Shares have not been registered under the Securities Act and have been issued in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, on the grounds that the transactions contemplated in this Agreement do not involve any public offering. The Shareholder is acquiring the Exchange Shares for this own account, and not for the account of any other person, and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Exchange Shares except as may exist or arise by operation of law. The Shareholder acknowledge that the Exchange Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Securities Act and understand that the Exchange Shares must be held indefinitely until they are subsequently registered for re-sale under the Securities Act or an exemption from such registration requirements is available for their re-sale. The Shareholder understands and agrees that the prior written consent of the Company will be necessary for any transfer of the Exchange Shares until the Exchange Shares have been duly registered for re-sale or the transfer is made in accordance with Rule 144 or other available exemption under the Act. The Shareholder further understand that every certificate issued by the Company evidencing Exchange Shares will bear a legend restricting transfer as provided in this Agreement.

(d) The Shareholder, has such knowledge and experience in financial, tax and business matters as to enable the Shareholder to utilize his knowledge of the Company, in connection with the Exchange and issuance of the Exchange Shares, to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

(e) The Shareholder acknowledges that he has reviewed the current disclosure filings of the Company for information purposes and that the Exchange Shares are not being sold pursuant to a Prospectus.

4.5 True and Correct Information and Material Changes. All information which the Shareholder has provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing as to Shareholder, will immediately provide the Company with such information.

4.6 No Solicitation. Shareholder was not solicited by the Company by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

4.7 No Other Representations or Warranties. Except as expressly set forth in this Agreement and the Schedule hereto, the Company has not made any representation or warranty to the Shareholder in connection with this Agreement. The Shareholder’s decision to enter into the Exchange is based upon his own independent judgment and investigation and not on any representations or warranties of the Company other than those expressly stated in this Agreement and in the Schedules hereto.

4.8 No Operations. Other than certain reimbursements if any paid to Infrastructure in connection with the transactions contemplated by this Agreement, Infrastructure has had any revenue or operations since inception.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Unless specifically stated otherwise, the Company represents and warrants to the other parties that the following are true and correct as of the date hereof and will be true and correct through the Closing as if made on that date.

5.1 Organization and Good Standing. The Company is and on the Closing will be duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Authorized Capitalization. As provided in its Articles of Incorporation, the authorized capital stock of the Company consists of 100,000,000 common shares of common stock at par value $.0001 per share, of which not more than 55,000,000 shares will be issued and outstanding prior to the Closing and 50,000,000 shares, par value $.0001 per share, are designated as preferred stock, none of which are issued or outstanding or will be at Closing.

5.3 Declaration of Interest. The Company declares that in its decision to acquire Infrastructure, it is relying on independent legal, financial and tax experts and other technical personnel, and that the Company’s decision to enter into this Agreement is based upon its own independent judgment, investigation and evaluation by disinterested members of its Board of Directors and management, and not on any representations or warranties of the Shareholder, other than those expressly stated in this Agreement and in the Schedules hereto. Furthermore, the Company hereby declares that its principle business is the acquisition, exploration and development of mineral properties, both in the United States and in foreign countries and that it has the requisite technical and managerial personnel and experience to conduct such business and that such technical and managerial experience was employed in the evaluation of the mineral potential of Infrastructure’s Properties,.

5.4 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected.

5.5 Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, has been approved by the disinterested members of the Company’s Board of Directors. . This Agreement and any other agreement contemplated hereby have been or will be as of the Closing duly executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

5.6 Taxes. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

5.7 Indebtedness to or from Affiliates. The Company is not and will not be indebted to any officer, director, employee or Shareholder thereof as of the Closing. No money or property is owed to the Company by any officer, director, employee or Shareholder thereof, and none will be owed as of the Closing.

5.8 Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation nor performance of this Agreement shall conflict with, constitute a breach of the Company's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company. The Company has timely, accurately, and completely filed all reports, statements and schedules required under applicable federal and state securities laws with the U.S. Securities and Exchange Commission and all governing securities authorities, if any.

5.9 Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedule hereto, neither Infrastructure nor the Shareholder has made any other representation or warranty to the Company in connection with the Exchange. The Company's decision to enter into the Exchange is based upon the Company's own independent judgment and investigation by disinterested members of its Board of Directors and management and not on any representations and warranties of Infrastructure or the Shareholder other than those expressly stated in this Agreement and in the Schedule hereto.

6.    CONDITIONS TO OBLIGATIONS OF THE PARTIES; DELIVERIES. All obligations of the parties under this Agreement are subject to the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

6.1 Documents to be delivered by Infrastructure to the Company. At the Closing, the following documents shall be delivered to the Company by Infrastructure or the Shareholder, as the case may be, which documents shall be reasonably satisfactory in form and content to the Company's counsel:

(a) Certificates executed by an authorized signing officer of Infrastructure, dated as of the Closing, certifying that the representations and warranties of Infrastructure, contained in this Agreement and the information set forth in the Schedule of Infrastructure hereto are then true and correct and that Infrastructure has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by Infrastructure.

(b) A copy of the directors' resolution or the minutes of the meeting of the directors of Infrastructure approving the execution and performance of this Agreement.

(c) The certificates evidencing the Infrastructure Shares, indorsed on the reverse side for transfer or accompanied by a signed stock power in form reasonably satisfactory to the Company.

(d) All financial records of Infrastructure.

(e) All reports and documents in the possession of Infrastructure related to any of the Properties

(f) Minute books of Infrastructure containing incorporation documents and any amendments thereto, bylaws, minutes of shareholder and director meetings, resolutions and shareholder records.

(g) A legal opinion of counsel to Infrastructure, acceptable to the Company, covering: (i) the existence and good standing of Infrastructure as a corporation, (ii) the authorization of the transactions contemplated herein by Infrastructure, (iii) the valid issuance of the Infrastructure Shares that are to be exchanged hereunder, and (iv) the binding nature of this Agreement upon execution by Infrastructure, and the Shareholders.

6.2 Documents to be delivered to Infrastructure and the Shareholder. At the Closing the following documents shall be delivered to Infrastructure and the Shareholder by the Company, which documents shall be reasonably satisfactory in form and content to Infrastructure's counsel:

(a) To the Shareholder, stock certificates evidencing the Exchange Shares.

(b) To Infrastructure, a certificate executed by the Company dated as of the Closing, certifying that the representations and warranties of the Company contained in this Agreement and the information set forth in the Schedule of the Company are then true and correct and that the Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

(c) To Infrastructure, a copy of the directors' resolution or the minutes of the meeting of the directors of the Company approving the execution and performance of this Agreement.

7.    OTHER COVENANTS OF THE PARTIES. The parties agree that, prior to the Closing:

7.1 Effectuation of this Agreement. The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and State rules and regulations as may be applicable to the contemplated transactions in the United States.

7.2 Restriction on Action. The parties each agree that they will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which he or it has undertaken to do in this Agreement or any related agreement.

7.3 Confidentiality. Infrastructure the Shareholders and the Company covenant that they each will not disclose any confidential information of the other parties, except to its officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, may be disclosed following execution hereof, provided that each party will provide at least twenty-four hours' notice to the other party prior to making the initial public announcement regarding the transaction. In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation. Infrastructure and the Shareholder acknowledge that the Company is a reporting company in the United States and that the Company will control the public dissemination of information about this transaction.

8.    SURVIVAL OF COVENANTS AND WARRANTIES.

8.1 Survival of Covenants and Warranties. The representations, warranties, covenants and agreements made by Infrastructure and Shareholder on the one hand, and the Company on the other hand, shall survive the Closing for a period of two years and shall be fully enforceable at law or in equity against such other party and its successors and assigns for a period of one year after the Closing. Any investigation at any time made by or on behalf of (or any disclosure to) any party hereto shall not diminish in any respect whatsoever its right to rely on the representations and warranties of the other party hereto.

8.2 Notice of Claims. The Company, Infrastructure and the Shareholder each agree to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it against the other party hereto, stating the nature and basis of the claim and the actual or estimated amount thereof.

9.    TERMINATION OF THIS AGREEMENT.

9.1 Grounds for Termination. This Agreement shall terminate:

(a) By mutual written consent of the Company, the Shareholder and Infrastructure; or

(b) By Company or Infrastructure, if:

(i) all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing, as it may be accelerated or extended;

(ii) any party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or Infrastructure should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either Infrastructure or the Company has committed any unlawful acts affecting the other party;

(iii) the transactions contemplated in this Agreement and related agreements have not been consummated on the Closing, as it may be accelerated or extended, OR

(iv) either the Company or Infrastructure shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

9.2 Manner of Termination. Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds and, if terminated by Infrastructure or the Company, shall be accompanied by a copy of the resolution of the terminating party's board of directors. Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

9.3 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Paragraph constitutes a mutual covenant of the parties, and either may judicially enforce it.

10.   MISCELLANEOUS PROVISIONS.

10.1 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the prior written consent of the parties not seeking assignment, and any purported assignment without such consent shall be null and void and of no force or effect. No such assignment shall relieve the assignor of any obligations created under this Agreement.

10.2 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

10.3 Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

10.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

10.5 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or Infrastructure, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

10.6 Interpretation. This Agreement shall be governed by and construed under the laws of the State of Delaware with the exception that if any provision of this Agreement is deemed to be in conflict with any treaty duly ratified between the Government of the United States and the Government of Canada, including but not limited to tariff and trade agreements, tax treaties, general treaties of commerce and business, or if any provision of the Agreement is deemed to be in conflict with any pertinent provision of the Mining laws of Canada, then such provision shall be governed by and interpreted under the law of the specific treaty as ratified jointly by the governments, or in the case of a conflict of any of the provisions herein with any of the provisions of the Mining Law of Canada, then said provision shall be governed by and interpreted under the Mining Law of Canada.

10.7 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

10.8 Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be, if to Shareholders, sent to Infrastructure for forwarding, and:

If to Infrastructure:	c/o Todd Montgomery
Or the Shareholder	870 State Route 339,
Yerington NV 89447-2945

If to Company:	1135 Terminal Way
Suite 207B Reno NV 89502

10.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents. The Company shall be responsible to provide each party to the Agreement, a fully executed copy once all signatures have been received.

10.10 Prevailing Party (Attorneys' Fees) Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

10.11 Relationship of the Parties. Nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint ventures, or that any party or its employees is the employee or agent of the other. Neither Infrastructure nor the Company has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party to any contract, agreement, arrangement, understanding or undertaking with any third party.

10.12 No Advice Given. Infrastructure and the Shareholder acknowledge and agree that they have neither asked for nor received any legal or tax advice from the Company or its Directors or any other person associated with the Company in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the Exchange and issuance of the Exchange Shares.

10.13 Acknowledgment by Shareholder. The Shareholder acknowledges and agree that their execution of this Agreement shall constitute a written consent in lieu of a meeting of the Shareholders of Infrastructure, and that no meeting of or written consent or other action by the Shareholder of Infrastructure is necessary to ratify the valid execution and performance of this Agreement and consummation of the Exchange by Infrastructure.

IN WITNESS WHEREOF, all parties have executed this Agreement as of the date first written above;

SILVER RESERVE CORP.

/s/ Mason Douglas
Mason Douglas President

INFRASTRUCTURE MATERIALS CORP US

/s/ Todd Montgomery
Todd Montgomery, President

THE SHAREHOLDER

/s/ Todd Montgomery
Todd Montgomery, sole shareholder:

SCHEDULE A
MH 1 - 84
Sections 16, 20 & 30, T 37 N, R 58 E, MDB&M
Elko County, Nevada

Claim Name	Elko County File No.	BLM NMC
MH 1	598156	989047
MH 2	598157	989048
MH 3	598158	989049
MH 4	598159	989050
MH 5	598160	989051
MH 6	598161	989052
MH 7	598162	989053
MH 8	598163	989054
MH 9	598164	989055
MH 10	598165	989056
MH 11	598166	989057
MH 12	598167	989058
MH 13	598168	989059
MH 14	598169	989060
MH 15	598170	989061
MH 16	598171	989062
MH 17	598172	989063
MH 18	598173	989064
MH 19	598174	989065
MH 20	598175	989066
MH 21	598176	989067
MH 22	598177	989068
MH 23	598178	989069
MH 24	598179	989070
MH 25	598180	989071
MH 26	598181	989072
MH 27	598182	989073
MH 28	598183	989074
MH 29	598184	989075
MH 30	598185	989076
MH 31	598186	989077
MH 32	598187	989078
MH 33	598188	989079
MH 34	598189	989080
MH 35	598190	989081
MH 36	598191	989082
MH 37	598192	989083
MH 38	598193	989084
MH 39	598194	989085
MH 40	598195	989086
MH 41	598196	989087
MH 42	598197	989088
MH 43	598198	989089
Schedule A continued

Claim Name	Elko County File No.	BLM NMC
MH 44	598199	989090
MH 45	598200	989091
MH 46	598201	989092
MH 47	598202	989093
MH 48	598203	989094
MH 49	598204	989095
MH 50	598205	989096
MH 51	598206	989097
MH 52	598207	989098
MH 53	598208	989099
MH 54	598209	989100
MH 55	598210	989101
MH 56	598211	989102
MH 57	598212	989103
MH 58	598213	989104
MH 59	598214	989105
MH 60	598215	989130
MH 61	598216	989106
MH 62	598217	989107
MH 63	598218	989108
MH 64	598219	989109
MH 65	598220	989110
MH 66	598221	989111
MH 67	598222	989112
MH 68	598223	989113
MH 69	598224	989114
MH 70	598225	989115
MH 71	598226	989116
MH 72	598227	989117
MH 73	598228	989118
MH 74	598229	989119
MH 75	598230	989120
MH 76	598231	989121
MH 77	598232	989122
MH 78	598233	989123
MH 79	598234	989124
MH 80	598235	989125
MH 81	598236	989126
MH 82	598237	989127
MH 83	598238	989128
MH 84	598239	989129

Schedule A continued
LM 1 - 52
Sections 10, 11, 14, 15, 22 & 23, T 6 N, R 35 E, MDB&M
Mineral County, Nevada

Claim Name	Mineral County File No.	BLM NMC
LM 1	145554	986920
LM 2	145555	986921
LM 3	145556	986922
LM 4	145557	986923
LM 5	145558	986924
LM 6	145559	986925
LM 7	145560	986926
LM 8	145561	986927
LM 9	145562	986928
LM 10	145563	986929
LM 11	145564	986930
LM 12	145565	986931
LM 13	145566	986932
LM 14	145567	986933
LM 15	145568	986934
LM 16	145569	986935
LM 17	145570	986936
LM 18	145571	986937
LM 19	145572	986938
LM 20	145573	986939
LM 21	145574	986940
LM 22	145575	986941
LM 23	145576	986942
LM 24	145577	986943
LM 25	145578	986944
LM 26	145579	986945
LM 27	145580	986946
LM 28	145581	986947
LM 29	145582	986948
LM 30	145583	986949
LM 31	145584	986950
LM 32	145585	986951
LM 33	145586	986952
LM 34	145587	986953
LM 35	145588	986954
LM 36	145589	986955

Schedule A continued

Claim Name	Mineral County File No.	BLM NMC
LM 37	145590	986956
LM 38	145591	986957
LM 39	145592	986958
LM 40	145593	986959
LM 41	145594	986960
LM 42	145595	986961
LM 43	145596	986962
LM 44	145597	986963
LM 45	145598	986964
LM 46	145599	986965
LM 47	145600	986966
LM 48	145601	986967
LM 49	145602	986968
LM 50	145603	986969
LM 51	145604	986970
LM 52	145605	986971

Schedule A
MP 1 - 138
Sections 1, 5, 6, 13, 18, 19, 24, 25, 26, 30, 31, 32, 35, 36
T 9S,10S, R 43 & 44 E, MDB&M
Bear Lake and Caribou Counties, Nevada

Claim Name	County File No.
MP 1	181471
MP 2	181472
MP 3	181473
MP 4	181474
MP 5	181475
MP 6	181476
MP 7	181477
MP 8	181478
MP 9	181479
MP 10	181480
MP 11	181481
MP 12	181482
MP 13	181483
MP 14	181484
MP 15	181485
MP 16	181486
MP 17	181487
MP 18	181488
MP 19	181489
MP 20	181490
MP 21	181491
MP 22	181492
MP 23	181493

Schedule A continued

Claim Name	County File No.
MP 24	181494
MP 25	181495
MP 26	181496
MP 27	181497
MP 28	181498
MP 29	181499
MP 30	181500
MP 31	181501
MP 32	181502
MP 33	181503
MP 34	181504
MP 35	181505
MP 36	181506
MP 37	181507
MP 38	181508
MP 39	181509
MP 40	181510
MP 41	181511
MP 42	181512
MP 43	181513
MP 44	181514
MP 45	181515
MP 46	181516
MP 47	181517
MP 48	181518
MP 49	181519
MP 50	181520
MP 51	181521
MP 52	181522
MP 53	181523
MP 54	181524
MP 55	181525
MP 56	181526
MP 57	181527
MP 58	181528
MP 59	181529
MP 60	181530
MP 61	181531
MP 62	181532
MP 63	181533
MP 64	181534
MP 65	181535
MP 66	181536
MP 67	181537
MP 68	181538
MP 69	181539

Schedule A continued

Claim Name	County File No.
MP 70	181540
MP 71	181541
MP 72	181542
MP 73	181543
MP 74	181544
MP 75	181545
MP 76	181546
MP 77	181547
MP 78	181548
MP 79	181549
MP 80	181550
MP 81	181551
MP 82	181552
MP 83	181553
MP 84	181554
MP 85	181555
MP 86	181556
MP 87	181557
MP 88	181558
MP 89	181559
MP 90	181560
MP 91	181561
MP 92	181562
MP 93	181563
MP 94	181564
MP 95	181565
MP 96	181566
MP 97	181567
MP 98	181568
MP 99	181569
MP 100	181570
MP 101	181571
MP 102	181572
MP 103	181573
MP 104	181574
MP 105	181575
MP 106	181576
MP 107	181577
MP 108	181578
MP 109	181579
MP 110	181580
MP 111	181581
MP 112	181582
MP 113	181583
MP 114	181584
MP 115	181585

Schedule A continued

Claim Name	County File No.
MP 116	181586
MP 117	181587
MP 118	181588
MP 119	181589
MP 120	181590
MP 121	181591
MP 122	181592
MP 123	181593
MP 124	181594
MP 125	181595
MP 126	181596
MP 127	181597
MP 128	181598
MP 129	181599
MP 130	181600
MP 131	181601
MP 132	181602
MP 133	181603
MP 134	181604
MP 135	181605
MP 136	181606
MP 137	181607
MP 138	181608